EXHIBIT 99.1

MURPHY OIL CORPORATION ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024 RESULTS, PRELIMINARY YEAR-END 2024 RESERVES, 2025 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE
Drilled an Oil Discovery at Hai Su Vang-1X in Offshore Vietnam,
Increased Dividend 8 Percent in 2025,
Repurchased $300 Million of Shares in Accordance With Capital Allocation Framework,
Maintained Reserve Life of 11 Years With Preliminary Proved Reserves of 713 MMBOE

HOUSTON, Texas, January 30, 2025 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the fourth quarter ended December 31, 2024, including net income attributable to Murphy of $50 million, or $0.34 net income per diluted share. Excluding discontinued operations and other items affecting comparability between periods, adjusted net income attributable to Murphy was $51 million, or $0.35 adjusted net income per diluted share.
For full year 2024, the company recorded net income attributable to Murphy of $407 million, or $2.70 net income per diluted share. Murphy reported adjusted net income, which excludes both the results of discontinued operations and other items affecting comparability between periods, of $417 million, or $2.76 adjusted net income per diluted share.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest (NCI). 1
Highlights for the fourth quarter include:
•Drilled an oil discovery at Hai Su Vang-1X in offshore Vietnam and encountered approximately 370 feet of net oil pay from two reservoirs
•Commenced LDV-A platform construction and executed the contract for the floating storage and offloading vessel for the Lac Da Vang field development project in Vietnam
•Upsized new five-year senior unsecured credit facility to $1.35 billion, significantly enhancing liquidity with a nearly 70 percent increase from previous facility
•Issued $600 million aggregate principal amount of 6.000 percent senior notes due 2032, and redeemed a total $600 million of senior notes due 2027, 2028 and 2029
•Recorded lowest net debt in over a decade at approximately $850 million
•Completed seismic reprocessing for Côte d’Ivoire

Highlights for full year 2024 include:
•Achieved lowest Total Recordable Incident Rate since 2016
•Entered Murphy 3.0 of capital allocation framework, repurchased $300 million of stock or 8.0 million shares, and repurchased $50 million of senior notes
•Recorded lowest annual selling and general expense since 2002 at $108 million
•Achieved record high peak gross production rate of 496 million cubic feet per day (MMCFD) in Tupper Montney, effectively reaching processing plant capacity
•Drilled a discovery at the non-operated Ocotillo #1 exploration well in Mississippi Canyon 40 in the Gulf of Mexico
•Awarded six deepwater blocks from Gulf of Mexico Federal Lease Sale 261
Subsequent to the fourth quarter:
•Announced an additional 8 percent increase of the quarterly cash dividend to $0.325 per share, or $1.30 per share annualized for 2025
“I am pleased that in 2024, we continued to focus on our priorities of Delever, Execute, Explore and Return. As a result, we achieved Murphy 3.0 of our capital allocation framework, strengthened our balance sheet, increased our liquidity, made two impactful discoveries and advanced our Lac Da Vang field development project in Vietnam,” said Eric M. Hambly, President and Chief Executive Officer. “Our discoveries at Hai Su Vang-1X in Vietnam and non-operated Ocotillo #1 in the Gulf of Mexico demonstrate our commitment to organically creating shareholder value and increasing our resource potential. These opportunities, alongside our existing portfolio, provide multi-basin optionality as we strive to remain an industry leader for decades to come. In 2025, we are looking forward to drilling multiple exploration prospects in the Gulf of Mexico, Vietnam and Côte d’Ivoire, and continually rewarding shareholders with our long-standing dividend and further share repurchases.”

FOURTH QUARTER 2024 RESULTS
The company recorded net income attributable to Murphy of $50 million, or $0.34 net income per diluted share, for the fourth quarter 2024. Adjusted net income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $51 million, or $0.35 per diluted share for the same period. Details for fourth quarter results and an adjusted net income reconciliation can be found in the attached schedules.
Earnings before interest, taxes, depreciation and amortization (EBITDA) attributable to Murphy were $315 million. Earnings before interest, tax, depreciation, amortization and exploration expenses (EBITDAX) attributable to Murphy were $330 million. Adjusted EBITDA attributable to Murphy was $321 million. Adjusted EBITDAX attributable to Murphy was $337 million. Reconciliations for fourth quarter EBITDA, EBITDAX, adjusted EBITDA and adjusted EBITDAX can be found in the attached schedules.
Fourth quarter production averaged 175 thousand barrels of oil equivalent per day (MBOEPD), which included 85 thousand barrels of oil per day (MBOPD). Production impacts of 10.8 MBOEPD were mostly attributed to:

•5.6 MBOEPD of unplanned downtime across operated assets, including 1.8 MBOEPD due to a mechanical issue at a Khaleesi well, 1.4 MBOEPD for an offshore rig delay for the Samurai #3 well workover in the Gulf of Mexico, and 2.4 MBOEPD for other onshore and offshore assets;
•2.8 MBOEPD of unplanned downtime across non-operated assets, including 2.4 MBOEPD for offshore weather impacts;
•1.9 MBOEPD of lower performance as a result of a revised Eagle Ford Shale completion design on a four-well Catarina pad that was less successful than anticipated; and
•0.5 MBOEPD due to a timing delay in the Mormont #4 (Green Canyon 478) well as a result of evaluating and completing additional pay.
Accrued capital expenditures (CAPEX) for fourth quarter 2024 totaled $186 million, excluding NCI. Details for fourth quarter production and CAPEX can be found in the attached schedules.

FULL YEAR 2024 RESULTS
The company recorded net income attributable to Murphy of $407 million, or $2.70 net income per diluted share, for full year 2024. Adjusted net income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $417 million, or $2.76 per diluted share for the same period. Details for full year 2024 results and an adjusted net income reconciliation can be found in the attached schedules.
EBITDA attributable to Murphy was $1.4 billion. EBITDAX attributable to Murphy was $1.6 billion. Adjusted EBITDA attributable to Murphy was $1.5 billion. Adjusted EBITDAX attributable to Murphy was $1.6 billion. Reconciliations for full year 2024 EBITDA, EBITDAX, adjusted EBITDA and adjusted EBITDAX can be found in the attached schedules.
Production for full year 2024 averaged 177 MBOEPD, which included 88 MBOPD. Accrued CAPEX for full year 2024 totaled $953 million, excluding NCI. Details for full year 2024 production and CAPEX can be found in the attached schedules.

CAPITAL ALLOCATION FRAMEWORK
Share Repurchases
In 2024, Murphy repurchased $300 million of stock, or 8.0 million shares. Murphy did not repurchase any shares in the fourth quarter. The company had $650 million remaining under its share repurchase authorization and 145.8 million shares outstanding as of December 31, 2024.

FINANCIAL POSITION
As previously announced, in the fourth quarter Murphy issued $600 million of 6.000 percent senior notes due 2032 and redeemed a total $600 million of senior notes, comprised of $338 million of senior notes due 2027, $200 million of senior notes due 2028 and $62 million of senior notes due 2029.

Also in the fourth quarter, Murphy entered into a new five-year senior unsecured credit facility, with a total facility size of $1.35 billion as of December 31, 2024. This represents a nearly 70 percent increase from the previous credit facility.
Murphy had approximately $1.8 billion of liquidity on December 31, 2024, with no borrowings on the $1.35 billion senior unsecured credit facility and $424 million of cash and cash equivalents, inclusive of NCI.
As of December 31, 2024, Murphy’s total debt of $1.27 billion was comprised of long-term, fixed-rate notes with a weighted average maturity of 9.4 years and a weighted average coupon of 6.1 percent.
“We executed a series of debt transactions during the fourth quarter to extend our maturity profile by two years, and I am excited at the 6.000 percent rate we received on our new 2032 senior notes. More importantly, our bank group remained supportive of Murphy as we strive to achieve investment grade, and we established a new credit facility with nearly 70 percent more liquidity than our previous facility,” said Thomas J. Mireles, Executive Vice President and Chief Financial Officer. “Through our focus on delevering, we have achieved our lowest net debt in over a decade at approximately $850 million, with a strong net debt to total capital ratio of only 13 percent. This solid balance sheet positions us well to capitalize on future opportunities.”

YEAR-END 2024 PROVED RESERVES
After producing 65 MMBOE for the year, Murphy’s preliminary year-end 2024 proved reserves were 713 MMBOE, consisting of 37 percent oil and 42 percent liquids. Total reserve replacement was 83 percent in 2024.
The company maintained a consistent reserve life of 11 years with 59 percent proved developed reserves.

2024 Proved Reserves – Preliminary *
Category	Net Oil (MMBBL)	Net NGLs (MMBBL)	Net Gas (BCF)	Net Equiv. (MMBOE)
Proved Developed (PD)	172	24	1,360	422
Proved Undeveloped (PUD)	89	14	1,127	291
Total Proved	261	38	2,487	713
* Proved reserves exclude NCI and are based on preliminary year-end 2024 third-party audited volumes using SEC pricing.

OPERATIONS SUMMARY
Onshore
In the fourth quarter of 2024, the onshore business produced approximately 100 MBOEPD, which included 29 percent liquids volumes.
Eagle Ford Shale – Production averaged 30 MBOEPD with 69 percent oil volumes and 85 percent liquids volumes in the fourth quarter. As planned, Murphy brought online four operated wells in Catarina during the quarter, and drilled six operated and one non-operated well in Karnes in preparation for its 2025 well delivery program.
Tupper Montney – During the fourth quarter, natural gas production averaged 387 MMCFD. As planned, Murphy drilled two operated wells during the quarter in preparation for its 2025 well delivery program.
Kaybob Duvernay – Production averaged 4 MBOEPD with 56 percent oil volumes and 71 percent liquids volumes in the fourth quarter.
Offshore
Excluding NCI, in the fourth quarter of 2024, the offshore business produced approximately 75 MBOEPD, which included 82 percent oil.
Gulf of Mexico – Production averaged approximately 68 MBOEPD, consisting of 80 percent oil during the fourth quarter. During the quarter, Murphy drilled and began completing the Mormont #4 (Green Canyon 478) well and progressed the Samurai #3 (Green Canyon 432) well workover.
Also during the quarter, Murphy sanctioned the non-operated Zephyrus development project in the Gulf of Mexico in 2024, with targeted first oil in second half 2025.
Canada – In the fourth quarter, production averaged 7 MBOEPD, consisting of 100 percent oil.
Vietnam – During the fourth quarter, Murphy progressed the Lac Da Vang field development project by commencing construction of the LDV-A platform and executing the contract for the floating storage and offloading vessel.

EXPLORATION
Vietnam – As previously announced, during the fourth quarter Murphy drilled an oil discovery at the Hai Su Vang-1X exploration well in Block 15-2/17 in the Cuu Long Basin, located 40 miles offshore Vietnam. The well was drilled to total depth of 13,124 feet in 149 feet of water. Hai Su Vang-1X encountered approximately 370 feet of net oil pay from two reservoirs.
Murphy achieved a facility-constrained flow rate of 10,000 BOPD. Additional testing showed high-quality, 37-degree oil with a gas-oil ratio of approximately 1,100 standard cubic feet per barrel.
Murphy’s subsidiary, Murphy Cuu Long Tay Oil Co., Ltd., is the operator of the block with 40 percent working interest. PetroVietnam Exploration Production Corporation Ltd. holds 35 percent working interest and SK Earthon Co., Ltd. holds the remaining 25 percent.
Côte d’Ivoire – In the fourth quarter, Murphy received final seismic data and completed reprocessing in preparation for its upcoming three-well exploration drilling program.

2025 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE
The 2025 CAPEX plan is expected to be in the range of $1,135 million to $1,285 million. Full year 2025 production is expected to be in the range of 174.5 to 182.5 MBOEPD, consisting of approximately 91 MBOPD oil and 101 MBOEPD liquids volumes, equating to 51 percent oil and 57 percent liquids volumes, respectively.
Production for first quarter 2025 is estimated to be in the range of 159 to 167 MBOEPD with 83.5 MBOPD, or 51 percent, oil volumes. Production is impacted by 4.4 MBOEPD of planned operated onshore downtime and 2.9 MBOEPD of planned offshore downtime, primarily at non-operated assets. Both production and CAPEX guidance ranges exclude NCI.

2025 CAPEX by Quarter ($ MMs)
1Q 2025E	2Q 2025E	3Q 2025E	4Q 2025E	FY 2025E
$425	$280	$275	$230	$1,210
Accrual CAPEX, based on midpoint of guidance range and excluding NCI.

The table below illustrates the capital allocation by area.

2025 Capital Expenditure Guidance
Area	Total CAPEX $ MMs	Percent of Total CAPEX
Offshore
Gulf of Mexico	$410	34
Hibernia / Terra Nova	$20	2
Vietnam and Other	$115	9
Exploration	$145	12
Onshore
Eagle Ford Shale	$360	30
Kaybob Duvernay / Tupper Montney	$140	11
Corporate	$20	2

Offshore
Murphy has allocated approximately $410 million of its 2025 CAPEX to the Gulf of Mexico for operated and non-operated development drilling and field development projects.
Murphy plans to spend approximately $20 million of CAPEX in offshore Canada in 2025, with the majority designated for non-operated Hibernia development drilling.
Approximately $115 million of CAPEX has been allocated to Vietnam and other offshore operations in 2025. This includes $20 million for Lac Da Vang development drilling and $90 million designated for Lac Da Vang field development activities, with the remaining $5 million allocated to Paon field development in Côte d’Ivoire.
Exploration
The company has allocated approximately $145 million to its 2025 exploration program, which includes drilling two operated exploration wells in the Gulf of Mexico, one exploration well in

Côte d’Ivoire, the Lac Da Hong-1X exploration well in Vietnam and a Hai Su Vang appraisal well in Vietnam.
“We have an ambitious exploration program ahead of us over the next 18 months, with operated wells planned in the Gulf of Mexico, Vietnam and Côte d’Ivoire, in addition to an appraisal well in Vietnam. This optionality across multiple play types in key basins provides significant resource upside for our offshore business. It is an exciting time at Murphy, and exploration will remain a key differentiator and value creator for our company for years to come,” said Hambly.
Onshore
Murphy plans to spend approximately $360 million of its 2025 CAPEX in the Eagle Ford Shale, with $275 million allocated to drill 34 and bring online 35 operated wells, as well as drill 24 and bring online 28 non-operated wells. The remaining $85 million will support field development.
Approximately $140 million of Murphy’s 2025 CAPEX is allocated to Canada onshore. The company plans to spend $65 million in the Tupper Montney to drill 8 and bring online 10 operated wells, with $50 million allocated in the Kaybob Duvernay to drill 6 and bring online 4 operated wells. The remaining $25 million is designated for field development in both areas.
The table below details the 2025 onshore well delivery plan by quarter.

2025 Onshore Wells Online
	1Q 2025	2Q 2025	3Q 2025	4Q 2025	2025 Total
Eagle Ford Shale	-	21	14	-	35
Kaybob Duvernay	-	-	4	-	4
Tupper Montney	5	5	-	-	10
Non-Op Eagle Ford Shale	1	11	4	12	28
Note: All well counts are shown gross. Eagle Ford Shale non-operated working interest averages 26 percent.

Detailed guidance for the first quarter and full year 2025 is contained in the attached schedules.

FIXED PRICE FORWARD SALES CONTRACTS
The company employs derivative commodity instruments to manage certain risks associated with commodity price volatility and underpin capital spending associated with certain assets. Murphy holds NYMEX natural gas swaps of 20 MMCFD of January 2025 production at an average price of $3.20 per thousand cubic feet (MCF), 40 MMCFD of February through June 2025 production at an average price of $3.58 per MCF, 60 MMCFD of third quarter 2025 production at an average price of $3.65 per MCF and 60 MMCFD of fourth quarter 2025 production at $3.74 per MCF.
Murphy also maintains fixed price forward sales contracts in Canada to mitigate volatility of AECO prices. These contracts are for physical delivery of natural gas volumes at a fixed price,

with no mark-to-market income adjustments. Details for the current fixed price contracts can be found in the attached schedules.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR JANUARY 30, 2025
Murphy will host a conference call to discuss fourth quarter 2024 financial and operating results on Thursday, January 30, 2025, at 9:00 a.m. EST. The call can be accessed either via the Internet through the events calendar on the Murphy Oil Corporation Investor Relations website at http://ir.murphyoilcorp.com or via telephone by dialing toll free 1-800-717-1738, reservation number 18687. For additional information, please refer to the Fourth Quarter 2024 Earnings Presentation available under the News and Events section of the Investor Relations website.

FINANCIAL DATA
Summary financial data and operating statistics for fourth quarter 2024, with comparisons to the same period from the previous year, are contained in the attached schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods, a reconciliation of EBITDA, EBITDAX, adjusted EBITDA and adjusted EBITDAX between periods, as well as guidance for the first quarter and full year 2025, are also included.

CAPITAL ALLOCATION FRAMEWORK
This news release contains references to the company’s capital allocation framework and adjusted free cash flow. As previously disclosed, Murphy now allocates capital pursuant to Murphy 3.0 of the company’s capital allocation framework, under which the company allocates a minimum of 50 percent of adjusted free cash flow to shareholder returns, primarily through buybacks. Murphy will continue to assess the appropriate shareholder return allocation under the framework, including potential dividend increases. The remainder of adjusted free cash flow will be allocated to the balance sheet as the company maintains the $1.0 billion total long-term debt goal.
Adjusted free cash flow is defined as cash flow from operations before working capital change, less capital expenditures, distributions to NCI and projected payments, quarterly dividend and accretive acquisitions.

ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the company’s future operating results or activities and returns or the company's ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, make capital expenditures or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the US or global capital markets, credit markets, banking system or economies in general, including inflation and trade policies. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the US Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the company; therefore, we encourage investors, the media, business partners and others interested in the company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this news release. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.

RESERVE REPORTING TO THE SECURITIES EXCHANGE COMMISSION
The SEC requires oil and natural gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this news release, such as “resource”, “gross resource”, “recoverable resource”, “net risked PMEAN resource”, “recoverable oil”, “resource base”, “EUR” or “estimated ultimate recovery” and similar terms that the SEC’s rules prohibit us from including in filings with the SEC. The SEC permits the optional disclosure of probable and possible reserves; however, we have not disclosed the company’s probable and possible reserves in our filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent Annual Report on Form 10-K filed with the SEC and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com.
1In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.

Investor Contacts:
InvestorRelations@murphyoilcorp.com
Kelly Whitley, 281-675-9107
Megan Larson, 281-675-9470
Kyle Sahni, 832-956-4651
Beth Heller, 832-506-6831

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Thousands of dollars, except per share amounts)	2024	2023	2024	2023
Revenues and other income
Revenue from production	$669,574	$834,683	$3,014,856	$3,376,639
Sales of purchased natural gas	—	7,587	3,742	72,215
Total revenue from sales to customers	669,574	842,270	3,018,598	3,448,854
(Loss) on derivative instruments	(363)	—	(1,707)	—
Gain on sale of assets and other operating income	1,749	1,928	11,583	11,293
Total revenues and other income	670,960	844,198	3,028,474	3,460,147
Costs and expenses
Lease operating expenses	220,182	196,713	936,960	784,391
Severance and ad valorem taxes	8,156	7,645	39,162	42,787
Transportation, gathering and processing	53,366	57,677	210,827	232,985
Costs of purchased natural gas	—	4,289	3,147	51,682
Exploration expenses, including undeveloped lease amortization	15,148	82,287	133,538	234,776
Selling and general expenses	31,160	42,908	110,085	117,306
Depreciation, depletion and amortization	215,444	212,772	865,753	861,602
Accretion of asset retirement obligations	13,443	11,863	52,511	46,059
Impairment of assets	28,381	—	62,909	—
Other operating expense	492	25,197	10,989	46,530
Total costs and expenses	585,772	641,352	2,425,881	2,418,118
Operating income from continuing operations	85,188	202,846	602,593	1,042,029
Other income (loss)
Other income (loss)	37,032	(9,631)	70,902	(8,587)
Interest expense, net	(43,661)	(23,678)	(105,926)	(112,373)
Total other loss	(6,629)	(33,309)	(35,024)	(120,960)
Income from continuing operations before income taxes	78,559	169,537	567,569	921,069
Income tax expense	13,417	29,108	78,272	195,921
Income from continuing operations	65,142	140,429	489,297	725,148
Loss from discontinued operations, net of income taxes	(689)	(723)	(2,812)	(1,467)
Net income including noncontrolling interest	64,453	139,706	486,485	723,681
Less: Net income attributable to noncontrolling interest	14,117	23,421	79,314	62,122
NET INCOME ATTRIBUTABLE TO MURPHY	$50,336	$116,285	$407,171	$661,559
NET INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$0.35	$0.76	$2.73	$4.27
Discontinued operations	—	—	(0.02)	(0.01)
Net income	$0.35	$0.76	$2.71	$4.26
NET INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$0.34	$0.75	$2.72	$4.23
Discontinued operations	—	—	(0.02)	(0.01)
Net income	$0.34	$0.75	$2.70	$4.22
Cash dividends per common share	$0.300	$0.275	$1.200	$1.100
Average common shares outstanding (thousands)
Basic	145,843	153,754	150,011	155,234
Diluted	146,797	155,289	151,027	156,646

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Thousands of dollars)	2024	2023	2024	2023
Operating Activities
Net income including noncontrolling interest	$64,453	$139,706	$486,485	$723,681
Adjustments to reconcile net income to net cash provided by continuing operations activities
Depreciation, depletion and amortization	215,444	212,772	865,753	861,602
Unsuccessful exploration well costs and previously suspended exploration costs	3,653	61,970	73,201	169,795
Deferred income tax expense	27,298	27,719	72,434	179,823
Impairment of assets	28,381	—	62,909	—
Accretion of asset retirement obligations	13,443	11,863	52,511	46,059
Long-term non-cash compensation	14,997	19,451	45,057	61,953
Amortization of undeveloped leases	1,880	2,710	9,587	10,925
Loss from discontinued operations	689	723	2,812	1,467
Mark-to-market loss on derivative instruments	363	—	1,707	—
Contingent consideration payment	—	—	—	(139,574)
Mark-to-market loss on contingent consideration	—	—	—	7,113
Other operating activities, net	19,911	22,679	(18,349)	(74,728)
Net decrease (increase) in non-cash working capital	43,048	43,428	74,883	(99,361)
Net cash provided by continuing operations activities	433,560	543,021	1,728,990	1,748,755
Investing Activities
Property additions and dry hole costs	(174,875)	(163,720)	(908,164)	(1,066,015)
Acquisition of oil and natural gas properties	—	(12,805)	—	(35,578)
Proceeds from sales of property, plant and equipment	—	—	—	102,913
Net cash required by investing activities	(174,875)	(176,525)	(908,164)	(998,680)
Financing Activities
Retirement of debt	(600,112)	(249,500)	(650,112)	(498,175)
Early redemption of debt cost	(15,700)	—	(15,700)	—
Debt issuance	600,000	—	600,000	—
Debt issuance cost	(10,145)	—	(10,145)	—
Borrowings on revolving credit facility	—	300,000	350,000	600,000
Repayment of revolving credit facility	—	(300,000)	(350,000)	(600,000)
Issue costs of debt facility	(14,718)	—	(14,718)	(20)
Repurchase of common stock	(1,218)	(74,999)	(301,350)	(150,022)
Cash dividends paid	(43,753)	(42,321)	(179,961)	(170,978)
Distributions to noncontrolling interest	(21,962)	(9,330)	(118,580)	(29,382)
Withholding tax on stock-based incentive awards	—	(44)	(25,310)	(14,276)
Finance lease obligation payments	(163)	(165)	(665)	(622)
Contingent consideration payment	—	—	—	(60,243)
Net cash required by financing activities	(107,771)	(376,359)	(716,541)	(923,718)
Effect of exchange rate changes on cash and cash equivalents	1,432	(832)	2,210	(1,246)
Net increase (decrease) in cash and cash equivalents	152,346	(10,695)	106,495	(174,889)
Cash and cash equivalents at beginning of period	271,223	327,769	317,074	491,963
Cash and cash equivalents at end of period	$423,569	$317,074	$423,569	$317,074

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED NET INCOME (LOSS) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Millions of dollars, except per share amounts)	2024	2023	2024	2023
Net income attributable to Murphy (GAAP) [1]	$50.4	$116.3	$407.2	$661.6
Discontinued operations loss	0.7	0.7	2.8	1.5
Net income from continuing operations attributable to Murphy	51.1	117.0	410.0	663.1
Adjustments:
Impairment of assets	28.4	—	62.9	—
Write-off of previously suspended exploration well	—	—	26.1	17.1
Foreign exchange (gain) loss	(34.8)	11.1	(45.4)	10.9
Refinancing costs (non-cash)	3.7	—	3.7	—
Mark-to-market loss on derivative instruments	0.4	—	1.7	—
Mark-to-market loss on contingent consideration	—	—	—	7.1
Asset retirement obligation losses	—	16.9	—	16.9
Total adjustments, before taxes	(2.3)	28.0	49.0	52.0
Income tax expense (benefit) related to adjustments	2.2	(5.0)	(8.3)	(6.4)
Tax benefits on investments in foreign areas	—	—	(34.0)	—
Total adjustments after taxes	(0.1)	23.0	6.7	45.6
Adjusted net income from continuing operations attributable to Murphy (Non-GAAP)	$51.0	$140.0	$416.7	$708.7
Adjusted net income from continuing operations per average diluted share (Non-GAAP)	$0.35	$0.90	$2.76	$4.52
1 Excludes amounts attributable to a noncontrolling interest in MP Gulf of Mexico, LLC (MP GOM).
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Adjusted net income from continuing operations attributable to Murphy. Adjusted net income excludes certain items that management believes affect the comparability of results between periods. Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. Adjusted net income is a non-GAAP financial measure and should not be considered a substitute for Net income as determined in accordance with accounting principles generally accepted in the United States of America.
The pretax and income tax impacts for adjustments in the above table are shown below by area of operation and geographical location, and exclude the share attributable to noncontrolling interests.

	Three Months Ended December 31, 2024			Year Ended December 31, 2024
(Millions of dollars)	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	$28.4	$(5.7)	$22.7	$89.0	$(18.6)	$70.4
Other International	—	—	—	—	(34.0)	(34.0)
Corporate	(30.7)	7.9	(22.8)	(40.0)	10.3	(29.7)
Total adjustments	$(2.3)	$2.2	$(0.1)	$49.0	$(42.3)	$6.7

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Millions of dollars)	2024	2023	2024	2023
Net income attributable to Murphy (GAAP) [1]	$50.4	$116.3	$407.2	$661.6
Income tax expense	13.4	29.1	78.3	195.9
Interest expense, net	43.6	23.7	105.9	112.4
Depreciation, depletion and amortization expense [1]	207.3	206.0	833.1	836.7
EBITDA attributable to Murphy (Non-GAAP)	314.7	375.1	1,424.5	1,806.6
Impairment of asset	28.4	—	62.9	—
Accretion of asset retirement obligations [1]	12.0	10.6	46.9	41.0
Foreign exchange (gain) loss	(34.8)	11.1	(45.4)	10.8
Write-off of previously suspended exploration well	—	—	26.1	17.1
Mark-to-market loss on derivative instruments	0.4	—	1.7	—
Asset retirement obligation losses	—	16.9	—	16.9
Mark-to-market loss on contingent consideration	—	—	—	7.1
Discontinued operations loss	0.7	0.7	2.8	1.5
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$321.4	$414.4	$1,519.5	$1,901.0
1 Excludes amounts attributable to a noncontrolling interest in MP GOM.
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. Management believes EBITDA and Adjusted EBITDA are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION AND EXPLORATION (EBITDAX)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Millions of dollars)	2024	2023	2024	2023
Net income attributable to Murphy (GAAP) [1]	$50.4	$116.3	$407.2	$661.6
Income tax expense	13.4	29.1	78.3	195.9
Interest expense, net	43.6	23.7	105.9	112.4
Depreciation, depletion and amortization expense [1]	207.3	206.0	833.1	836.7
EBITDA attributable to Murphy (Non-GAAP)	314.7	375.1	1,424.5	1,806.6
Exploration expenses [1]	15.1	82.0	133.5	204.6
EBITDAX attributable to Murphy (Non-GAAP)	329.8	457.1	1,558.0	2,011.2
Impairment of asset	28.4	—	62.9	—
Accretion of asset retirement obligations [1]	12.0	10.6	46.9	41.0
Foreign exchange (gain) loss	(34.8)	11.1	(45.4)	10.8
Mark-to-market loss on derivative instruments	0.4	—	1.7	—
Asset retirement obligation losses	—	16.9	—	16.9
Mark-to-market loss on contingent consideration	—	—	—	7.1
Discontinued operations loss	0.7	0.7	2.8	1.5
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$336.5	$496.4	$1,626.9	$2,088.5
1 Excludes amounts attributable to a noncontrolling interest in MP GOM.
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and Adjusted EBITDAX. Management believes EBITDAX and Adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDAX and Adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended December 31, 2024		Three Months Ended December 31, 2023
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1]	$572.2	$102.9	$726.1	$199.8
Canada	95.9	(3.5)	114.1	6.8
Other	3.2	(14.0)	3.9	(15.5)
Total exploration and production	671.3	85.4	844.1	191.1
Corporate	(0.3)	(20.2)	0.1	(50.7)
Income from continuing operations	671.0	65.2	844.2	140.4
Discontinued operations, net of tax	—	(0.7)	—	(0.7)
Net income including noncontrolling interest	$671.0	$64.5	$844.2	$139.7
Net income attributable to Murphy		$50.3		$116.3

	Year Ended December 31, 2024		Year Ended December 31, 2023
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1]	$2,508.3	$561.9	$2,928.3	$905.1
Canada	509.7	49.0	517.5	41.6
Other	6.6	(12.5)	11.0	(65.5)
Total exploration and production	3,024.6	598.4	3,456.8	881.2
Corporate	3.9	(109.1)	3.4	(156.0)
Income from continuing operations	3,028.5	489.3	3,460.2	725.2
Discontinued operations, net of tax	—	(2.8)	—	(1.5)
Net income including noncontrolling interest	$3,028.5	$486.5	$3,460.2	$723.7
Net income attributable to Murphy		$407.2		$661.6
1 Includes amounts attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED DECEMBER 31, 2024, AND 2023

(Millions of dollars)	United States [1]	Canada	Other	Total
Three Months Ended December 31, 2024
Oil and gas sales and other operating revenues	$572.2	$95.9	$3.2	$671.3
Lease operating expenses	182.2	37.4	0.6	220.2
Severance and ad valorem taxes	7.8	0.4	—	8.2
Transportation, gathering and processing	33.8	19.5	—	53.3
Depreciation, depletion and amortization	180.9	31.9	0.8	213.6
Accretion of asset retirement obligations	11.1	2.2	0.1	13.4
Impairments of assets	28.4	—	—	28.4
Exploration expenses
Dry holes and previously suspended exploration costs	3.0	—	0.7	3.7
Geological and geophysical	0.9	—	4.0	4.9
Other exploration	0.2	—	4.4	4.6
Undeveloped lease amortization	1.0	0.1	0.8	1.9
Total exploration expenses	5.1	0.1	9.9	15.1
Selling and general expenses	1.9	6.1	1.8	9.8
Other	2.6	0.9	1.5	5.0
Results of operations before taxes	118.4	(2.6)	(11.5)	104.3
Income tax provisions	15.5	0.9	2.5	18.9
Results of operations (excluding Corporate segment)	$102.9	$(3.5)	$(14.0)	$85.4

Three Months Ended December 31, 2023
Oil and gas sales and other operating revenues	$726.1	$106.6	$3.9	$836.6
Sales of purchased natural gas	—	7.6	—	7.6
Lease operating expenses	158.3	38.0	0.5	196.8
Severance and ad valorem taxes	7.3	0.3	—	7.6
Transportation, gathering and processing	37.9	19.9	—	57.8
Costs of purchased natural gas	—	4.3	—	4.3
Depreciation, depletion and amortization	174.2	35.2	0.7	210.1
Accretion of asset retirement obligations	9.8	1.9	0.1	11.8
Exploration expenses
Dry holes and previously suspended exploration costs	62.2	—	(0.2)	62.0
Geological and geophysical	4.0	—	6.5	10.5
Other exploration	1.1	0.1	5.8	7.0
Undeveloped lease amortization	1.9	—	0.8	2.7
Total exploration expenses	69.2	0.1	12.9	82.2
Selling and general expenses	4.0	5.2	3.6	12.8
Other	17.1	3.6	7.3	28.0
Results of operations before taxes	248.3	5.7	(21.2)	232.8
Income tax provisions (benefits)	48.5	(1.1)	(5.7)	41.7
Results of operations (excluding Corporate segment)	$199.8	$6.8	$(15.5)	$191.1
1 Includes amounts attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
YEAR ENDED DECEMBER 31, 2024, AND 2023

(Millions of dollars)	United States [1]	Canada	Other	Total
Year Ended December 31, 2024
Oil and gas sales and other operating revenues	$2,508.3	$506.0	$6.6	$3,020.9
Sales of purchased natural gas	—	3.7	—	3.7
Lease operating expenses	749.9	185.5	1.6	937.0
Severance and ad valorem taxes	37.8	1.4	—	39.2
Transportation, gathering and processing	130.9	79.9	—	210.8
Costs of purchased natural gas	—	3.1	—	3.1
Depreciation, depletion and amortization	709.2	146.0	1.7	856.9
Impairment of assets	62.9	—	—	62.9
Accretion of asset retirement obligations	43.1	8.6	0.7	52.4
Exploration expenses
Dry holes and previously suspended exploration costs	70.9	—	2.3	73.2
Geological and geophysical	14.4	0.2	12.6	27.2
Other exploration	4.7	0.2	18.6	23.5
Undeveloped lease amortization	6.2	0.1	3.3	9.6
Total exploration expenses	96.2	0.5	36.8	133.5
Selling and general expenses	(3.3)	20.4	6.7	23.8
Other	(5.6)	3.3	2.6	0.3
Results of operations before taxes	687.2	61.0	(43.5)	704.7
Income tax provisions (benefits)	125.3	12.0	(31.0)	106.3
Results of operations (excluding Corporate segment)	$561.9	$49.0	$(12.5)	$598.4

Year Ended December 31, 2023
Oil and gas sales and other operating revenues	$2,928.3	$445.3	$11.0	$3,384.6
Sales of purchased natural gas	—	72.2	—	72.2
Lease operating expenses	630.7	151.8	1.9	784.4
Severance and ad valorem taxes	41.4	1.4	—	42.8
Transportation, gathering and processing	157.0	76.0	—	233.0
Costs of purchased natural gas	—	51.7	—	51.7
Depreciation, depletion and amortization	706.0	142.2	2.3	850.5
Accretion of asset retirement obligations	37.8	7.8	0.4	46.0
Exploration expenses
Dry holes and previously suspended exploration costs	153.1	—	16.7	169.8
Geological and geophysical	6.6	0.1	19.4	26.1
Other exploration	6.8	0.3	20.9	28.0
Undeveloped lease amortization	8.1	0.1	2.7	10.9
Total exploration expenses	174.6	0.5	59.7	234.8
Selling and general expenses	11.8	16.5	9.4	37.7
Other	31.2	16.8	8.9	56.9
Results of operations before taxes	1,137.8	52.8	(71.6)	1,119.0
Income tax provisions (benefits)	232.7	11.2	(6.1)	237.8
Results of operations (excluding Corporate segment)	$905.1	$41.6	$(65.5)	$881.2
1 Includes amounts attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Dollars per barrel of oil equivalents sold)	2024	2023	2024	2023
United States – Onshore
Lease operating expense	$13.10	$12.73	$13.02	$12.48
Severance and ad valorem taxes	2.76	2.39	3.33	3.26
Depreciation, depletion and amortization expense	29.69	26.24	29.36	26.29

United States – Offshore [1]
Lease operating expense	$20.95	$15.06	$21.38	$14.46
Severance and ad valorem taxes	0.03	0.05	0.05	0.06
Depreciation, depletion and amortization expense	14.12	12.18	13.69	11.72

Canada – Onshore
Lease operating expense	$4.89	$5.67	$5.18	$5.89
Severance and ad valorem taxes	0.05	0.05	0.05	0.06
Depreciation, depletion and amortization expense	4.69	5.31	4.82	5.60

Canada – Offshore
Lease operating expense	$30.31	$11.66	$22.43	$12.30
Depreciation, depletion and amortization expense	9.23	8.94	9.55	9.47

Total E&P continuing operations [1]
Lease operating expense	$13.45	$11.24	$13.91	$11.18
Severance and ad valorem taxes	0.50	0.44	0.58	0.61
Depreciation, depletion and amortization expense [2]	13.04	12.00	12.72	12.12

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense [3]	$13.12	$11.00	$13.60	$10.99
Severance and ad valorem taxes	0.52	0.45	0.60	0.63
Depreciation, depletion and amortization expense [2]	13.04	12.05	12.71	12.20
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2 Excludes expenses attributable to the Corporate segment.
3 Lease operating expense per barrel of oil equivalent sold for total oil and gas continuing operations, excluding NCI and workover costs, was $10.67 and $10.47 for the three months ended December 31, 2024 and 2023, respectively and $10.37 and $10.31 for the year ended December 31, 2024 and 2023, respectively.

MURPHY OIL CORPORATION
CAPITAL EXPENDITURES
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Millions of dollars)	2024	2023	2024	2023
Exploration and production
United States [1]	$116.8	$193.7	$691.9	$837.7
Canada	15.3	35.5	138.3	206.1
Other	43.4	14.5	105.5	70.2
Total	175.5	243.7	935.7	1,114.0
Corporate	12.7	8.7	29.1	24.1
Total capital expenditures - continuing operations [1]	188.2	252.4	964.8	1,138.1

Less: capital expenditures attributable to noncontrolling interest	2.4	12.9	12.0	70.2
Total capital expenditures - continuing operations attributable to Murphy [2]	185.8	239.5	952.8	1,067.9

Charged to exploration expenses [3]
United States [1]	4.1	67.3	90.0	166.5
Canada	—	0.1	0.4	0.4
Other	9.1	12.1	33.5	57.0
Total charged to exploration expenses - continuing operations [1,3]	13.2	79.5	123.9	223.9

Less: charged to exploration expenses attributable to noncontrolling interest	—	0.3	—	30.2
Total charged to exploration expenses - continuing operations attributable to Murphy [4]	13.2	79.2	123.9	193.7

Total capitalized - continuing operations attributable to Murphy	$172.6	$160.3	$828.9	$874.2
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2 For the three months ended December 31, 2024, total capital expenditures attributable to Murphy, excluding acquisition-related costs of nil (2023: $20.5 million), is $185.8 million (2023: $219.0 million). For the twelve months ended December 31, 2024, total capital expenditures attributable to Murphy, excluding acquisition-related costs of nil (2023: $59.9 million), is $952.8 million (2023: $1,008.0 million).
3 For the three months and year ended December 31, 2024, total charged to exploration expense attributable to Murphy, excludes amortization of undeveloped leases of $1.9 million (2023: $2.7 million) and $9.6 million (2023 $10.9 million), respectively.
4 For the three months ended December 31, 2024, total charged to exploration expense attributable to Murphy, excluding previously suspended exploration costs of nil (2023: nil), is $13.2 million (2023: $79.2 million). For the twelve months ended December 31, 2024, total charged to exploration expense excluding previously suspended exploration costs of $26.1 million (2023: $17.1 million), is $97.8 million (2023: $176.6 million).

MURPHY OIL CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)

(Thousands of dollars)	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$423,569	$317,074
Accounts receivable, net	272,530	343,992
Inventories	54,858	54,454
Prepaid expenses	34,322	36,674
Total current assets	785,279	752,194
Property, plant and equipment, at cost less accumulated depreciation, depletion and amortization	8,054,653	8,225,197
Operating lease assets	777,536	745,185
Deferred income taxes	—	435
Deferred charges and other assets	50,011	43,686
Total assets	$9,667,479	$9,766,697
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt, finance lease	$871	$723
Accounts payable	472,165	446,891
Income taxes payable	19,003	21,007
Other taxes payable	31,685	29,339
Operating lease liabilities	253,208	207,840
Other accrued liabilities	117,802	130,033
Current asset retirement obligations [1]	48,080	10,712
Total current liabilities	942,814	846,545
Long-term debt, including finance lease obligation	1,274,502	1,328,352
Asset retirement obligations	960,804	904,051
Deferred credits and other liabilities	274,345	309,605
Non-current operating lease liabilities	537,381	551,845
Deferred income taxes	335,790	276,646
Total liabilities	$4,325,636	$4,217,044
Equity
Common Stock, par $1.00	$195,101	$195,101
Capital in excess of par value	848,950	880,297
Retained earnings	6,773,289	6,546,079
Accumulated other comprehensive loss	(628,072)	(521,117)
Treasury stock	(1,995,018)	(1,737,566)
Murphy Shareholders' Equity	5,194,250	5,362,794
Noncontrolling interest	147,593	186,859
Total equity	5,341,843	5,549,653
Total liabilities and equity	$9,667,479	$9,766,697
1 Certain prior-period amounts have been reclassified to conform to the current period presentation.

MURPHY OIL CORPORATION
PRODUCTION SUMMARY
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Barrels per day unless otherwise noted)	2024	2023	2024	2023
Net crude oil and condensate
United States - Onshore	21,006	22,277	21,151	24,070
United States - Offshore [1]	60,085	71,360	63,047	73,473
Canada - Onshore	2,810	2,443	2,868	2,937
Canada - Offshore	7,346	3,741	7,251	3,020
Other	213	258	219	250
Total net crude oil and condensate	91,460	100,079	94,536	103,750
Net natural gas liquids
United States - Onshore	4,833	4,699	4,442	4,617
United States - Offshore [1]	4,244	5,195	4,544	5,924
Canada - Onshore	668	610	597	681
Total net natural gas liquids	9,745	10,504	9,583	11,222
Net natural gas – thousands of cubic feet per day
United States - Onshore	26,434	26,730	25,028	25,863
United States - Offshore [1]	59,204	65,714	57,228	70,239
Canada - Onshore	395,134	393,805	398,786	369,906
Total net natural gas	480,772	486,249	481,042	466,008
Total net hydrocarbons - including NCI [2,3]	181,334	191,625	184,293	192,640
Noncontrolling interest
Net crude oil and condensate – barrels per day	(6,034)	(6,296)	(6,358)	(6,210)
Net natural gas liquids – barrels per day	(172)	(255)	(199)	(220)
Net natural gas – thousands of cubic feet per day	(1,745)	(2,368)	(1,942)	(2,089)
Total noncontrolling interest [2,3]	(6,497)	(6,946)	(6,881)	(6,778)
Total net hydrocarbons - excluding NCI [2,3]	174,837	184,679	177,412	185,862
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
WEIGHTED AVERAGE PRICE SUMMARY
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Crude oil and condensate – dollars per barrel
United States - Onshore	$70.44	$78.81	$75.77	$76.96
United States - Offshore [1]	69.92	79.38	76.36	77.38
Canada - Onshore [2]	64.02	72.16	67.49	72.84
Canada - Offshore [2]	75.81	84.49	82.22	84.20
Other [2]	76.95	94.24	77.59	86.60
Natural gas liquids – dollars per barrel
United States - Onshore	21.53	19.47	20.20	19.69
United States - Offshore [1]	23.91	21.67	23.37	21.94
Canada - Onshore [2]	32.86	24.87	34.14	35.87
Natural gas – dollars per thousand cubic feet
United States - Onshore	2.28	2.33	1.90	2.26
United States - Offshore [1]	2.69	2.65	2.40	2.78
Canada - Onshore [2]	1.69	2.02	1.59	2.06
1 Prices include the effect of noncontrolling interest in MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
FIXED PRICE FORWARD SALES AND COMMODITY HEDGE POSITIONS
AS OF JANUARY 28, 2025
(unaudited)

			Volumes (MMCF/d)	Price/MCF	Remaining Period
Area	Commodity	Type [1]			Start Date	End Date
Canada	Natural Gas	Fixed price forward sales	40	C$2.75	1/1/2025	12/31/2025
Canada	Natural Gas	Fixed price forward sales	50	C$3.03	1/1/2026	12/31/2026
1 Fixed price forward sale contracts are accounted for as normal sales and purchases for accounting purposes.

			Volumes (MMCF/d)	Price/MCF	Remaining Period
Area	Commodity	Type			Start Date	End Date
United States	Natural Gas	Fixed price derivative swap	20	US$3.20	1/1/2025	1/31/2025
United States	Natural Gas	Fixed price derivative swap	40	US$3.58	2/1/2025	6/30/2025
United States	Natural Gas	Fixed price derivative swap	60	US$3.65	7/1/2025	9/30/2025
United States	Natural Gas	Fixed price derivative swap	60	US$3.74	10/1/2025	12/31/2025

MURPHY OIL CORPORATION
FIRST QUARTER 2025 GUIDANCE

	Oil BOPD	NGLs BOPD	Gas MCFD	Total BOEPD
Production – net
United States – Eagle Ford Shale	18,300	4,000	21,400	25,900
– Gulf of Mexico excluding NCI	51,400	4,700	57,500	65,700
Canada – Tupper Montney	400	—	336,000	56,400
– Kaybob Duvernay	2,300	400	7,000	3,900
– Offshore	10,900	—	—	10,900
Other	200	—	—	200

Total net production (BOEPD) - excluding NCI [1]	159,000 to 167,000

Exploration expense ($ millions)	$26

FULL YEAR 2025 GUIDANCE
Total net production (BOEPD) - excluding NCI [2]	174,500 to 182,500
Capital expenditures – excluding NCI ($ millions) [3]	$1,135 to $1,285

¹ Excludes noncontrolling interest of MP GOM of 6,000 BOPD of oil, 200 BOPD of NGLs, and 2,400 MCFD gas.
² Excludes noncontrolling interest of MP GOM of 5,900 BOPD of oil, 300 BOPD of NGLs, and 2,300 MCFD gas.
³ Excludes noncontrolling interest of MP GOM of $26 million.